Exhibit 32

CERTIFICATION

In connection with the periodic report of The Clorox Company (the "Company") on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), we, Gerald E. Johnston, Chief Executive Officer and Daniel J. Heinrich, Chief Financial Officerof the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated this 6th day of May, 2004.

/s/ Gerald E. Johnston

Gerald E. Johnston

President and Chief Executive Officer

/s/ Daniel J. Heinrich

Daniel J. Heinrich

Vice President – Chief Financial Officer